Exhibit 10.1

EXECUTION VERSION

In accordance with Item 601(b)(10)(iv) of Regulation S-K, certain information contained in this document, marked by brackets as [**], has been omitted because it is both not material and is the type that the registrant treats as private or confidential. In addition, in accordance with Item 601(a)(6) of Regulation S-K, certain personally identifiable information contained in this document, marked by brackets as [***] has been omitted.

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”), is made and entered into effective as of December 30, 2021 (the “Effective Date”), by and between Inteneural Networks Inc. a Delaware corporation with offices located at 835 S. Wolcott Avenue, Chicago, IL 60612 (“Inteneural” or “Licensor”) and Holo Surgical Inc., a Delaware corporation with offices located at 1415 W 37th Street, Chicago, IL 60609 (“Surgalign” or “Licensee”) (Inteneural and Surgalign, each a “Party,” and together, the “Parties”).

RECITALS

WHEREAS, Inteneural has developed and owns an artificial intelligence/neural networks-based Software platform that segments and analyzes medical images; and

WHEREAS, subject to the terms and conditions of this Agreement, Surgalign desires to obtain, and Licensor is willing to grant, a non-exclusive license to use the Licensed Software (as defined herein) and related Documentation and all Intellectual Property rights therein; and

WHEREAS, Licensor and Licensee’s parent company Surgalign Holdings, Inc. (“Parent”) have entered into a Stock Purchase Agreement along with Dearborn Capital Management LLC, Neva, LLC, Krzysztof Siemionow and Pawel Lewicki dated as of December 30, 2021 relating to the investment in Licensor, and potential future acquisition of Licensor, by Parent (the “Purchase Agreement”) and the Parties are entering into this Agreement in connection with the First Closing effective as of the First Closing Date under the Purchase Agreement as contemplated by the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration set forth in this Agreement and the Purchase Agreement, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

GENERAL TERMS AND CONDITIONS

ARTICLE 1

DEFINITIONS

As used in this Agreement, the capitalized terms below have the meanings given below. Other capitalized terms used in this Agreement are defined in the context in which they are used.

Section 1.1 “Affiliate” of a Person (including a Party) means any other Person that directly or indirectly, through one or more intermediaries, now or hereafter Controls, is Controlled by, or is under common Control with that Person (but only while the other Person meets those requirements).

Section 1.2 “Control” means the authority, directly or indirectly, to direct or cause the direction of the affairs, policies or management of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

Section 1.3 “Derivative Work” means any modification, enhancement, or derivative of any existing material (which material may include any document, drawing, design, computer program or other tangible form or medium in which a work of authorship or expression is fixed; or any invention, business method, or process; or any materials, software, systems, trademarks, trade names, trade secrets, know-how, copyrights and copyrightable work (including computer programs), data, databases, information, patents, patent disclosures, inventions and discoveries of any kind), that would constitute a derivative work under U.S. copyright law.

Section 1.4 “Divested Entity” means any entity or business that was an Affiliate, line of business or division of Surgalign or Parent at any time during the Term of this Agreement but that ceases to Control, be Controlled by or be under common Control with Surgalign or Parent as a result of a sale or other divestiture after the Effective Date.

Section 1.5 “Documentation” means the documents and materials (in any media) related to the Licensed Software that aid in the use and operation by the Surgalign Parties of the Licensed Software and that are necessary for Surgalign to duplicate the quality and functionality of the Licensed Software on Surgalign’s own, or a third-party hosted, environment.

Section 1.6 “First Closing” means the First Closing under the Purchase Agreement as defined in the Purchase Agreement.

Section 1.7 “First Closing Date” means the First Closing Date under the Purchase Agreement as defined in the Purchase Agreement.

Section 1.8 “Force Majeure” has the meaning ascribed to it in Section 7.8.

Section 1.9 “Governmental Authority” means any domestic or foreign, federal, state or local government, any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, regardless of form, including any agency, bureau, court, tribunal, or other instrumentality having jurisdiction over the Licensed Intellectual Property or the Parties.

Section 1.10 “Initial Term” has the meaning ascribed to it in Section 6.1.

Section 1.11 “Intellectual Property” means (a) patents, (b) trademarks, service marks, domain names, trade dress, trade names and other identifiers of source or goodwill, including the goodwill connected with the use thereof and symbolized thereby, (c) copyrights, moral rights, works of authorship (including Software) and rights in data and databases, (d) confidential and proprietary information, including trade secrets, know-how and invention rights, (e) rights of privacy and publicity, (f) registrations, applications, renewals, extensions, reissues, divisions, continuations, continuations-in-part and reexaminations for any of the foregoing in (a)-(e), and (g) all other proprietary rights existing from time to time under any applicable Law.

Section 1.12 “Inteneural” has the meaning ascribed to it in the Preamble.

Section 1.13 “Inteneural Notice Period” has the meaning ascribed to it in Section 3.2.

Section 1.14 “IT Assets” means servers, computers, hardware, firmware, middleware, networks, systems, workstations, data communications lines, routers, hubs, switches, magnetic, optical or electrical data storage devices, and all other information technology and communications equipment (including any such equipment that is used for cloud computing).

Section 1.15 “Law” means any law, rule, regulation, ruling, judgment, order or approval of any Governmental Authority, as may be amended or otherwise revised from time to time, including for the avoidance of doubt, any Privacy Laws.

Section 1.16 “Legal Proceeding” means any claim, action, cause of action, demand, audit, hearing, investigation, inquiry, audit, litigation, suit, citation, summons, subpoena, citation, summons, arbitration or proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

Section 1.17 “Licensed Intellectual Property” means the Licensed Software, the Documentation, and all Intellectual Property rights in and to the Licensed Software and Documentation.

Section 1.18 “Licensed Software” means any of the following: (a) the Software platform described on Exhibit A (including any Third Party Materials), or any portion of such Software, in any form including Object Code and Source Code and including all graphical user interfaces, and whether created by Licensor, or by a third party on behalf of Licensor, and including methods, processes or techniques utilized in such programs; and (b) all improvements, modifications, and other enhancements to, and Derivative Works based on, the Software platform described on Exhibit A (including any Third Party Materials), or any portion of such Software, including new features and functionalities; and (c) any other Software, excluding for the avoidance of doubt, any Surgalign Improvements, provided by or on behalf of Licensor to Surgalign pursuant to this Agreement including Section 2.2 of this Agreement.

Section 1.19 “Licensee” has the meaning ascribed to it in the Preamble.

Section 1.20 “Licensor” has the meaning ascribed to it in the Preamble.

Section 1.21 “Moral Rights” has the meaning ascribed to it in Section 2.5(b).

Section 1.22 “Object Code” means computer program code that is readable and useable by machines, but not intelligible to humans without decompiling, disassembly or reverse engineering.

Section 1.23 “Open Source Materials” means Software or other material that is distributed as “free software,” “open source software” or under a similar licensing or distribution terms (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, Apache License, and any other license meeting the Open Source Definition as promulgated by the Open Source Initiative or the Free Software Definition as promulgated by the Free Software Foundation, or any substantially similar license).

Section 1.24 “Other Terms” has the meaning ascribed to it in Section 7.17.

Section 1.25 “Person” means any (a) individual or (b) partnership, firm, corporation, limited liability company, joint venture, association, trust, unincorporated organization, or other legal entity or organization.

Section 1.26 “Personal Information” means all information covered by Privacy Laws and/or all information that identifies or can be used to identify or authenticate an individual, including contact information, location data and financial account information.

Section 1.27 “Personnel” of a Person means that Person and its employees, officers, directors, members, agents, representatives, suppliers, consultants, contractors and subcontractors.

Section 1.28 “Privacy Laws” means all applicable Laws relating to privacy or data security, including Section 6809(4) of the Gramm-Leach-Bliley Act, and its applicable implementing regulations.

Section 1.29 “Purchase Agreement” has the meaning ascribed to it in the Recitals.

Section 1.30 “Residual Knowledge” means information in a non-tangible form that is unintentionally retained in the unaided memory (i.e., without conscious memorization or subsequent reference to any material which is written or stored in electronic or physical form) of the individuals who have had access to Confidential Information, including concepts, know-how, or techniques contained therein.

Section 1.31 “Second Closing” means the Second Closing under the Purchase Agreement as defined in the Purchase Agreement.

Section 1.32 “Second Closing Date” means the Second Closing Date under the Purchase Agreement as defined in the Purchase Agreement.

Section 1.33 “Service Provider” means any Person (excluding Licensor, its Affiliates and its and their Personnel) that Surgalign or its Affiliates engage to provide professional services, business process services, information processing services, and/or information technology services, including any application or IT service provider, hosting or colocation service provider, service bureau or similar provider, any provider of any IT Assets, or any robotic process automation tool.

Section 1.34 “Software” means (a) computer programs, applications, methods, processes, algorithms, systems and code, including Source Code and Object Code, (b) data and databases, whether machine-readable or otherwise, and (c) development and design tools, library functions, application programming interfaces, software development kits, and graphical user interfaces, together (in each case of (a)-(c)) with all (i) bug or error fixes, patches, modifications, enhancements, updates, upgrades, corrections, replacement and successor products, new versions, new releases, and Derivative Works of, to or based on any of the foregoing, and (ii) copies and tangible embodiments of any of the foregoing in any form or media.

Section 1.35 “Source Code” means computer program code written in a programming language that is intelligible to a reasonably skilled programmer and capable of being compiled or assembled into Object Code or otherwise executed by a computer processor for operation on computer equipment, including all comments, programmer’s notes, development and design tools, logic diagrams, encryption keys, utilities, stored procedures, procedural code and job control language statements.

Section 1.36 “Surgalign” has the meaning ascribed to it in the Preamble.

Section 1.37 “Surgalign Data” means all (a) data, metadata, reports, analyses, input and output processed or generated by or on behalf of the Surgalign Parties as a result of their use of the Licensed Software; (b) any data or other information owned or controlled by the Surgalign Parties to which Licensor or any Licensor Personnel has or obtains access; (c) Personal Information of Surgalign Parties and their respective customers and end users; and (d) with respect to each of (a), (b) and (c), any data or other information developed or derived therefrom (including processing output and results).

Section 1.38 “Surgalign Improvements” has the meaning ascribed to it in Section 2.5(b).

Section 1.39 “Surgalign Intellectual Property” means (i) the Confidential Information of Surgalign and its Affiliates; (ii) all Surgalign Data; (iii) all Surgalign Improvements; and (iv) all Intellectual Property rights with respect to all of the foregoing.

Section 1.40 “Surgalign Opposition Notice” has the meaning ascribed to it in Section 3.2.

Section 1.41 “Surgalign Parties” means Surgalign and Affiliates of Surgalign, including Parent.

Section 1.42 “Surgalign Products and Services” means any products or services that are Surgalign branded, and any other products or services, that are developed, offered for sale, marketed, promoted, sold, maintained, supported or provided by or on behalf of any Surgalign Party (including any co-branded or white-labelled products and services) or that were previously developed, offered for sale, marketed, promoted, sold, maintained, supported or provided by any Surgalign Party prior to the date of divestiture, sale or other spin-off of such Surgalign Party or any assets or business line or division thereof.

Section 1.43 “Term” has the meaning ascribed to it in Section 6.1.

Section 1.44 “Third Party Materials” has the meaning ascribed to in it Section 5.2(h).

Section 1.45 “Vulnerability” means any virus, malware, spyware, malicious code, Trojan horse, worm, back door, trap door, time bomb, software lock, drop dead device or other program, routine, instruction, device, code, Information Loss, contaminant, logic, effect or other undisclosed feature that would, or is designed or intended to, delete, disable, deactivate, interfere with, disrupt, erase, deny access to, enable any Person to access without authorization, produce modifications of, or otherwise adversely affect the functionality or interfere with the use of, any Software, data or IT Asset.

ARTICLE 2

LICENSE

Section 2.1 Grant. Licensor hereby grants to the Surgalign Parties a non-exclusive, royalty-free, fully paid-up, worldwide, non-transferable (subject to Section 7.1), sublicensable (in accordance with Section 2.4), irrevocable right and license, during the Term, to prepare, compile, download, install, make, have made, use, execute, access, copy, reproduce, display internally or externally, perform, transmit, broadcast, make available, practice, administer, commercialize, sell, import, export, modify, create modifications, Derivative Works, improvements and other enhancements of, and otherwise exploit the Licensed Intellectual Property or any portion thereof (in Object Code and Source Code forms and including any methods, processes, algorithms or trade secrets practiced by or incorporated in any of the foregoing) and modifications, Derivative Works, improvements and other enhancements thereof, in connection with Surgalign Products and Services in all format and media now known or hereafter developed, in each case, under all Intellectual Property rights owned or controlled by Licensor or its Affiliates (whether now known or hereafter invented or discovered), including Intellectual Property rights that are embodied in the Licensed Intellectual Property or otherwise necessary to exercise the rights granted in this Agreement, and to make, use, sell, offer for sale or import Surgalign Products and Services.

Section 2.2 Delivery and Acceptance. On the Effective Date, Licensor shall: (i) deliver or otherwise make available to Surgalign all Licensed Software and Documentation (including all computer authorization codes or access rights necessary for the Surgalign Parties to exercise the rights granted in this Agreement including access rights to Licensor’s IT Assets if appliable); and (ii) test all Licensed Software before delivery to ensure the Licensed Software operates in all material respects in accordance with its Documentation. Licensor shall deliver all Licensed Software and Documentation to Surgalign electronically (unless otherwise agreed by the Parties in writing) and in a mutually agreed secure encrypted form, including password protection, and shall take all reasonable customary steps to prevent unauthorized external access to such Licensed Software and Documentation in the course of delivery. The delivery of the Licensed Software may require Licensor to reasonably cooperate and coordinate with both Surgalign and its Service Providers.

Section 2.3 Surgalign Personnel and Service Providers. The Personnel of the Surgalign Parties and the Service Providers of the Surgalign Parties may exercise the rights granted in Section 2.1 solely on behalf of the Surgalign Parties (including on and through Surgalign’s and/or its Affiliates’ and/or a Service Provider’s or Licensor’s IT Assets).

Section 2.4 Sublicensing. The Surgalign Parties may grant sublicenses to any of the Licensed Intellectual Property to (a) any of its Affiliates and Service Providers (in such case solely in connection with work such Service Providers are providing to or for the Surgalign Parties), and each such permitted sublicensee may grant further sublicenses to their Affiliates and its and their Service Providers, so long as the rights granted to a sublicensee are not broader in any respect at any time than the license held at that time by the party that granted the sublicenses, and (b) customers and end users of Surgalign Products and Services. Except as expressly set forth above, during the Initial Term, the Surgalign Partiesmay not grant sublicenses to any of the Licensed Intellectual Property without Licensor’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Following the Second Closing Date, Licensor’s prior written consent will not be required for any sublicenses granted by the Surgalign Parties.

Section 2.5 Ownership.

(a) Licensor transfers no title to or ownership of the Licensed Intellectual Property to Surgalign or its Affiliates under this Agreement. As between the Parties, Licensor exclusively owns all title in and to the Licensed Intellectual Property.

(b) As between the Parties, Surgalign is and will be the exclusive owner of all right, title and interest in and to all improvements, modifications, bug or error fixes, patches, updates, upgrades, corrections, replacement and successor products, new versions, new releases, and other enhancements to, and Derivative Works based on, the Licensed Intellectual Property made by or on behalf of the Surgalign Parties, without any duty of disclosure or accounting, including such improvements, modifications, and other enhancements to, and Derivative Works based on, the Licensed Intellectual Property as may be made by or on behalf of Licensor on or after the Effective Date (collectively, the “Surgalign Improvements”). To the extent that any Surgalign Improvements are developed by Licensor on behalf of or for the benefit of Surgalign hereunder, the Parties agree that, to the extent permitted by applicable law, each Surgalign Improvement consisting of copyrightable subject matter is a “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned by Surgalign. To the extent that exclusive title and ownership rights in any Surgalign Improvements may not originally vest in Surgalign as contemplated hereunder, Licensor hereby irrevocably assigns, transfers, and conveys to Surgalign, and will cause its Affiliates and Personnel to irrevocably assign, transfer, and convey to Surgalign, all right, title and interest in all Surgalign Improvements. Any assignment of rights in Surgalign Improvements to Surgalign includes all rights of attribution, paternity, integrity, modification, disclosure, withdrawal and any other rights throughout the world that may be known or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively, “Moral Rights”), and to the extent that Moral Rights cannot be assigned under applicable law, Licensor hereby irrevocably waives in favor of Surgalign and agrees not to enforce any and all Moral Rights, including any right to identification of authorship or limitation on subsequent modification, that Licensor may have in the Surgalign Improvements (and all Intellectual Property rights therein). Surgalign transfers no title to or ownership of the Surgalign Intellectual Property to Licensor under this Agreement. As between the Parties, Surgalign exclusively owns all right, title, and interest in and to the Surgalign Intellectual Property.

(c) Licensor agrees that the Surgalign Intellectual Property constitutes proprietary information of substantial value. Licensor shall not challenge or contest, or assist any third party in challenging or contesting, the validity of any such rights in or to the Surgalign Intellectual Property, and shall not assert, or assist any third party in asserting, any rights in the Surgalign Intellectual Property. Nothing in this Agreement grants Licensor any rights in or to any Surgalign Intellectual Property other than as expressly set forth in Section 2.6 below.

Section 2.6 License Back to Surgalign Improvements. Surgalign hereby grants to Licensor a non-exclusive, royalty-free, irrevocable, fully paid-up, worldwide, non-transferable, non-sublicensable right and license, during the Term, to prepare, compile, download, install, make, have made, use, execute, access, copy, reproduce, practice, administer, modify, create modifications, Derivative Works, improvements and other enhancements of, and otherwise exploit the Surgalign Improvements or any portion thereof (in Object Code and Source Code forms and including any methods, processes, algorithms or trade secrets practiced by or incorporated in any of the foregoing) and modifications, Derivative Works, improvements and other enhancements thereof, for internal business purposes and such other purposes as mutually agreed in writing by the Parties, in all format and media now known or hereafter developed, in each case, under all Intellectual Property rights owned or controlled by Surgalign or its Affiliates (whether now known or hereafter invented or discovered), including Intellectual Property rights that are embodied in the Surgalign Improvements. Inteneural may not grant sublicenses to any of the Surgalign Improvements without Surgalign’s prior written consent.

Section 2.7 Bankruptcy Code. The Parties acknowledge that (a) the licenses granted to the Surgalign Parties under this Agreement are licenses of “intellectual property;” and (b) the subject matter of this Agreement is an “embodiment” of “intellectual property,” in each case of (a) and (b), as those terms are used in and interpreted under Section 365(n) of the United States Bankruptcy Code, as amended. The Parties intend that each Surgalign Party, as a licensee of intellectual property, may retain and exercise all of its rights and elections under the Bankruptcy Code. If Licensor (or any of its licensors) as a debtor in possession, or the trustee in bankruptcy, rejects this Agreement in whole or in part in a case under the Bankruptcy Code or any analogous foreign statute, Surgalign may elect to retain and exercise its rights under this Agreement and any supplementary agreement.

Section 2.8 Additional Terms for Documentation. Licensor shall provide Surgalign with an electronic copy of the Documentation. Surgalign may print hard copies of the Documentation as is reasonably necessary for Surgalign’s use of the Licensed Intellectual Property, and may make and supply such copies of the Documentation and Derivative Works thereof in electronic form as is required for the purpose of Surgalign’s offering services to third party Surgalign customers.

Section 2.9 Non-Exclusivity. This Agreement is non-exclusive. For the avoidance of doubt, any license granted by Licensor to a third party in the Licensed Software on or after the Effective Date must include a right for Licensor to terminate such rights in connection with the consummation of a change of Control of Licensor unless otherwise agreed in writing by Surgalign. With respect to Surgalign, nothing in this Agreement will be construed as a requirements contract, and Surgalign makes no commitment for any minimum or maximum volume, scope, or value under this Agreement. For the avoidance of doubt, nothing in this Agreement shall obligate Surgalign or any of its Affiliates to use the Licensed Software or any portion thereof in any product or service. In addition, nothing in this Agreement will be construed as limiting either Party’s rights or the rights of any of their Affiliates to improve, modify, or make other enhancements to, or Derivative Works based on, the Licensed Software that may be similar to such improvements, modifications, or other enhancements or Derivative Works as are developed by the other Party, subjected to Intellectual Property Laws.

ARTICLE 3

INTELLECTUAL PROPERTY OWNERSHIP AND PROTECTION

Section 3.1 Intellectual Property Protection, Prosecution and Maintenance by Inteneural. Inteneural retains the right, and shall be obligated to, apply for, prosecute, maintain and enforce, subject to Section 3.3, rights in the Licensed Intellectual Property, including deciding whether and how to file and prosecute applications to register patents, copyrights and trademark rights included in such Intellectual Property, whether to abandon prosecution of such applications, and whether to discontinue payment of any maintenance or renewal fees with respect to any patents, in each case in a manner reasonably satisfactory to Surgalign. Inteneural shall keep Surgalign reasonably informed in all matters of filing and prosecution related to rights in the Licensed Intellectual Property, shall give Surgalign reasonable opportunities to consult with and advise Inteneural thereon, and shall provide Surgalign within thirty (30) days of filing or receipt of copies of all documents related to the filing, prosecution, or maintenance thereof. Notwithstanding the foregoing and subject to Section 3.2, for each patent application and patent under the Licensed Intellectual Property, Inteneural shall use commercially reasonable efforts to:

(a) prepare, file and prosecute such patent application;

(b) maintain such patent; and

(c) pay all fees and expenses associated with its activities pursuant to Section 3.1(a) and Section 3.1(b).

Section 3.2 Abandonment by Inteneural. If Inteneural wishes to abandon any rights in any Licensed Intellectual Property, including any patents or patent applications (and including not pursuing protection of rights in Licensed Intellectual Property in a particular jurisdiction), Inteneural shall give Surgalign thirty (30) days prior written notice of the desired abandonment (“Inteneural Notice Period”). Inteneural shall not abandon any such Licensed Intellectual Property except upon the written consent of Surgalign to abandon the Licensed Intellectual Property identified in the prior written notice from Inteneural, or the expiration of the Inteneural Notice Period without response from Surgalign. If Surgalign opposes the abandonment within the Inteneural Notice Period, Surgalign shall provide written notice to Inteneural of its opposition (“Surgalign Opposition Notice”), and upon receipt of notice by Inteneural, Surgalign shall have the right, but not the obligation, to file, prosecute, or maintain such patent or patent application or other Intellectual Property right at its sole discretion, control, and expense. Effective as of the receipt of Surgalign Opposition Notice, such patent or patent or other Intellectual Property right shall no longer be considered part of the Licensed Intellectual Property and shall thereafter be considered Intellectual Property of Surgalign. Inteneural shall cooperate with and assist Surgalign, at Surgalign’s expense, to ensure complete transfer of title or other Intellectual Property right, including having any of its employees sign documentation as necessary at Surgalign’s request.

Section 3.3 Infringement of the Licensed Intellectual Property.

(a) Subject to the terms and conditions of this Section, Inteneural (i) shall have the right, in consultation with Surgalign and with counsel reasonably satisfactory to Surgalign, to bring suit or defend a declaratory judgment action for infringement of the Licensed Intellectual Property at Inteneural’s expense; and (ii) in any such suit or action, in consultation with Surgalign, to control the conduct thereof, to enjoin infringement, and to collect damages, profits, and awards of whatever nature recoverable for such infringement, to be allocated in accordance with Section 3.3(b); and (iii) to settle such claim or suit for infringement of the Licensed Software by granting the infringing party a license, subject to the terms and conditions of this Agreement, including Section 2.9. Surgalign may participate in any such action with counsel of its own choosing at Surgalign’s expense, subject to reimbursement under Section 3.3(b).

(b) In the event that Surgalign or Inteneural receives any money damages in connection with such action or a settlement thereof, including under any license agreements entered into by either Party in connection with such action or settlement, then Surgalign or Inteneural, as the case may be, shall first reimburse the expenses incurred by each Party in connection with such action or settlement, following which the remainder shall be allocated to Inteneural.

(c) Each Party shall reasonably cooperate with the other Party in all respects, including having any of its employees testify when reasonably requested by the other Party and making reasonably available any records, papers, information, specimens, and the like pertinent to such suit, provided that the Party controlling the applicable action reimburses the other Party for any reasonable expenses incurred by such Party in providing such cooperation. The Party controlling the suit or action shall keep the other Party reasonably informed of the proceedings and consult with such other Party on a regular basis throughout the proceedings, and such other Party shall have the right to participate in the action and to employ separate counsel of its own choosing at its own cost and expense.

Section 3.4 Notice of Alleged Infringement. Each Party shall use commercially reasonable efforts to give the other Party prompt written notice of any known third-party claim that the exploitation of the Intellectual Property licensed to such Party hereunder infringes or otherwise violates any third-party Intellectual Property right.

ARTICLE 4

CONFIDENTIALITY

Section 4.1 Confidential Information. Subject to Section 4.4, “Confidential Information” of a Party and its Affiliates (the “Discloser”) means all confidential or proprietary information of, held by, or concerning Discloser or its Personnel, licensors, or potential or actual customers, whether in verbal, written, electronic, graphic or other form, including Discloser’s customer and client lists; internal controls; business, technical and financial information; computer Software, data processing, and communications architectures, systems, applications, programs, and routines; business affairs, planning and methods, and proposed methods of conducting business; data; metadata; Source Code; know-how; trade secrets, and long-term plans and goals, whether (a) disclosed by or on behalf of Discloser to the other Party or its Affiliates or its Personnel (“Recipient”), or (b) obtained by Recipient in any other manner, including through (i) observing or accessing Discloser’s business activities, documents, Software or materials, or (ii) communications with parties authorized by Discloser to communicate with, or otherwise provide information to, Recipient concerning Discloser or any of the services under this Agreement. Subject to Section 4.4, Discloser’s Confidential Information includes all documents and other materials Recipient or its Personnel generate to the extent describing, summarizing, commenting on, or otherwise containing Discloser’s Confidential Information. Without limiting the foregoing and subject to Section 4.4, Surgalign’s Confidential Information includes (A) all information Licensor obtains in connection with accessing Surgalign’s websites, Software or IT Assets; (B) Surgalign Intellectual Property; and (C) Personal Information of the Surgalign Parties and Service Providers. Without limiting the foregoing and subject to Section 4.4, Licensor’s Confidential Information includes (X) Licensor Intellectual Property (including, without limitation the Licensed Intellectual Property); and (Y) Personal Information of Licensor, its Affiliates and its subcontractors. The provisions of this Agreement shall be deemed to be the Confidential Information of both Parties. For the avoidance of doubt, Confidential Information of a Party also includes information which has been disclosed to such Party by a third party, which Party is obligated to treat as confidential or secret. As between the Parties, all Confidential Information of a Discloser shall remain the exclusive property of Discloser or its suppliers and licensors (unless the relevant information is the Confidential Information of both Parties). The Discloser’s disclosure of the Confidential Information does not constitute an express or implied grant to the Recipient of any rights to or under the Discloser’s Intellectual Property rights. Except as expressly permitted under this Agreement, without the prior written permission of the Discloser, Recipient will not sell, assign, license, market, transfer or otherwise dispose of, give or disclose the Confidential Information of Discloser to any person, firm or corporation, or permit any agent or employee to do the same.

Section 4.2 Obligations. Recipient shall maintain in confidence Discloser’s Confidential Information and protect that Confidential Information from any unauthorized disclosure, access, use, destruction, alteration or loss (“Information Loss”), exercising at least the same degree of care as Recipient exercises for its own Confidential Information, but not less than a reasonable degree of care. With respect to Personal Information of actual or potential customers of the Surgalign Parties (the “Surgalign Customer Personal Information”), Licensor also shall implement and maintain security practices and procedures that are consistent with leading industry standards, but no less protective than as are required to maintain a reasonable standard of security and comply with all Privacy Laws. For purposes of this Agreement, a “reasonable” standard of security includes at least those standards employed by Licensor as of the Effective Date, as well as physical, administrative and technical safeguards, including (a) education and training of employees on the proper use of information systems and information security systems, and (b) the use of (i) secure authentication protocols and devices consistent with current industry standards; (ii) secure access control measures consistent with current industry standards for access to logical and physical resources; (iii) current industry standard encryption for all transmission of Surgalign Customer Personal Information across public networks; (iv) automated security measures, including current industry standard perimeter monitoring and protection systems, auditing systems, firewalls, and security agent Software capable of detecting and mitigating threats from Vulnerabilities; and (v) encryption technology consistent with current industry standards for all devices on which Surgalign Customer Personal Information is stored or transmitted, including fixed disks, removable media, other portable devices, and electronic media. For the avoidance of doubt, nothing in this Article 4 is intended to limit, nor shall it be considered as limiting any of Surgalign’s rights under Article 2 or Article 3 of this Agreement.

Section 4.3 Additional Obligations. Subject to Section 4.5 and except as otherwise permitted under this Agreement, including pursuant to Surgalign’s rights to exploit the Licensed Intellectual Property under Article 2, Recipient shall not, nor permit or assist any Person to, (a) use or copy Discloser’s Confidential Information except as necessary to perform Recipient’s obligations or exploit Recipient’s rights under this Agreement, or (b) disclose Discloser’s Confidential Information to any Person other than Recipient’s Personnel, attorneys, auditors or accountants who require the Confidential Information to act on Recipient’s behalf in connection with Recipient’s obligations under this Agreement (collectively, “Authorized Persons”), except that the Surgalign Parties may disclose Licensor’s Confidential Information to Governmental Authorities with regulatory or oversight jurisdiction over the Surgalign Parties, or in the course of fulfilling an Surgalign Party’s regulatory responsibilities (each such disclosure by an Surgalign Party, a “Regulatory Disclosure”). Recipient (A) shall ensure that its Authorized Persons with access to Discloser’s Confidential Information (x) comply with this Article as if they were parties to this Agreement in place of Recipient and (y) are bound by written confidentiality obligations, or are otherwise under a duty of confidentiality, sufficient to protect Discloser’s Confidential Information in a manner that is consistent with this Article; and (B) is liable to Discloser for the failure of Recipient’s Authorized Persons to comply with this Article to the same extent that Recipient would have been had Recipient failed to comply; provided however that nothing in this sentence is intended to limit Surgalign’s rights to exploit the Licensed Intellectual Property under Article 2 or to impose additional restrictions on Surgalign with respect to permitted sublicensees of the Licensed Intellectual Property, which sublicensing arrangements shall not be subject to clause (B) of this sentence. Surgalign shall not be required to include any copyright or other confidentiality or proprietary notices appearing on the original version of the Licensed Intellectual Property. Licensor shall not transfer, export, distribute or otherwise communicate any of Surgalign’s Confidential Information outside of the United States for any purpose without the prior written consent of Surgalign.

Section 4.4 Exclusions. “Confidential Information” excludes information that (a) is or becomes generally available to and known by the public, other than due to Recipient’s breach of this Article; (b) Recipient rightfully possessed without a duty of confidentiality before obtaining it from Discloser; (c) Recipient received on an unrestricted basis from a source unrelated to either Party and not under a duty of confidentiality with respect to the information; or (d) Recipient developed independently of the disclosed information and for which Recipient provides documentary evidence maintained contemporaneously with the development that verifies the development was independent. Any exclusion from the definition of Confidential Information set forth in the foregoing sentence does not apply to (i) Personal Information; and/or (ii) Surgalign Data that is data, metadata, reports, input and output processed or generated by or on behalf of the Surgalign Parties as a result of their use of the Licensed Intellectual Property.

Section 4.5 Required Disclosure.    Except for Regulatory Disclosures, Recipient shall (a) to the extent permitted by Law, notify Discloser as promptly as possible if Law requires, or a Governmental Authority of competent jurisdiction requires or requests, that Recipient disclose Discloser’s Confidential Information and (b) use reasonable efforts to allow Discloser an opportunity to seek injunctive relief from, or a protective order with respect to, the contemplated disclosure, and Recipient shall cooperate in these efforts. Recipient may disclose only that portion of Discloser’s Confidential Information that Recipient’s counsel advises is not subject to privilege and must be disclosed.

Section 4.6 Remedies. Recipient acknowledges that Discloser’s Confidential Information is valuable and proprietary to Discloser, and any Information Loss or other breach of this Article may cause Discloser irreparable injury such that the available remedies at law may be inadequate. Without limiting any of Discloser’s other rights and remedies, if there is an Information Loss or other breach of this Article or threat of the foregoing, (a) Recipient promptly shall notify Discloser and cooperate with Discloser to regain possession of its Confidential Information and prevent any further Information Loss, and (b) Discloser may seek any injunctive or other equitable relief that a court of competent jurisdiction deems proper (including an order restraining any threatened or future Information Loss), on use of affidavit evidence or otherwise, and without furnishing proof of actual damages or posting a bond or other surety.

Section 4.7 Return of Information. Except as described in the foregoing sentence, at Discloser’s request, Recipient shall (a) stop using and copying Discloser’s Confidential Information, (b) to the extent permitted by applicable Law, (i) return to Discloser all of Discloser’s Confidential Information in Recipient’s or its Authorized Persons’ possession or control, or (ii) destroy that Confidential Information in a manner that makes the Confidential Information non-readable and non-retrievable, and (c) provide Discloser with a certificate of return or destruction that includes the dates and facts of the return or destruction and is signed under oath by an officer of Recipient. Notwithstanding the foregoing, (A) Recipient has no obligation to return or destroy Discloser’s Confidential Information backed up from a computer system in the ordinary course of Recipient’s business, but that Confidential Information remains subject to all applicable obligations under this Agreement, and (B) Surgalign has no obligation to return, destroy or stop using any Licensed Intellectual Property during the Term of the license therefor, and all Licensed Intellectual Property remains subject to the provisions of this Agreement.

Section 4.8 Duration. Each Party’s obligations in this Article 4 with respect to the other Party’s Confidential Information will survive in perpetuity any termination or expiration of this Agreement until the relevant Confidential Information falls into one of the exclusions set out in Section 4.4 (provided, however, that no such exclusion shall apply to Personal Information or that Surgalign Data that is data, metadata, reports, input and output processed or generated by or on behalf of the Surgalign Parties as a result of their use of the Licensed Intellectual Property).

ARTICLE 5

REPRESENTATIONS, INDEMNIFICATION AND LIABILITY

Section 5.1 General Representations.

(a) Licensor represents and warrants that: (i) it is duly organized and in good standing under the Laws of the jurisdiction of its organization; (ii) it has the right to enter into this Agreement and perform its obligations in accordance with the highest industry standards under this Agreement without violating the terms or provisions of any other agreement or contract to which it is a party and has all requisite power and authority (corporate or otherwise) to execute, deliver, and perform its obligations under this Agreement; and (iii) its execution, delivery, and performance of this Agreement: (x) have been duly authorized by all necessary action on its part, and (y) do not and will not violate, conflict with or result in the breach of any provision of its charter or by-laws (or similar organizational documents).

(b) Surgalign represents and warrants that: (i) it is duly organized and in good standing under the Laws of the jurisdiction of its organization; (ii) it has the right to enter into this Agreement and perform its obligations under this Agreement without violating the terms or provisions of any other agreement or contract to which it is a party and has all requisite power and authority (corporate or otherwise) to execute, deliver, and perform its obligations under this Agreement; and (iii) its execution, delivery, and performance of this Agreement: (x) have been duly authorized by all necessary action on its part and (y) do not and will not violate, conflict with or result in the breach of any provision of its charter or by-laws (or similar organizational documents).

(c) Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS, WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE OF ANY LICENSED INTELLECTUAL PROPERTY OR SURGALIGN IMPROVEMENTS PROVIDED UNDER THIS AGREEMENT.

Section 5.2 Additional Licensor Representations. Licensor represents and warrants that:

(a) Licensor’s delivery of, and the Surgalign Parties’ use of (in accordance with applicable Law) and other exercise of rights with respect to, the Licensed Intellectual Property, do not and will not violate any applicable Law;

(b) Licensor’s delivery of, and the Surgalign Parties’ use of and other exercise of rights with respect to the Licensed Intellectual Property in compliance with this Agreement, do not and will not infringe or otherwise violate, trespass or in any manner contravene, breach, or constitute the unauthorized use or misappropriation of, or conflict with, any Intellectual Property right of any third party, and there is no claim or action pending or threatened against Licensor alleging any of the foregoing;

(c) Licensor possesses, and will possess, all rights, licenses, authorizations and consents, and has timely paid and will timely pay all fees and royalties, necessary for Licensor: (i) to perform its obligations under this Agreement; and (ii) to grant the Surgalign Parties, and for the Surgalign Parties to receive and exercise, the rights and licenses granted to the Surgalign Parties under this Agreement; Licensor shall disclose to Surgalign any development that may have a material impact on its ability to perform its obligations under the Agreement;

(d) Licensor has and will have good title to all Licensed Intellectual Property (or, with respect to Third Party Materials, has and will have adequate license rights), free and clear of all liens, claims or encumbrances;

(e) At the time of each delivery of the Licensed Intellectual Property to Surgalign, the Licensed Intellectual Property will not contain (and Licensor prior to each such delivery shall have used commercially available scanning tools to identify and remove from the Licensed Intellectual Property) any Vulnerabilities, including malicious or other codes or programming devices that might be used to access, modify, delete, damage, deactivate, disable or impair the operation of the Licensed Intellectual Property or any other software, firmware, computer hardware, network or data of the Surgalign Parties, including without limitation any worms, viruses, disabling code, time bombs or Trojan horses. Notwithstanding the foregoing, if any such Vulnerability in the Licensed Intellectual Property is discovered after the time of the relevant delivery, Licensor as soon as practicably reasonable will remove the Vulnerability and remediate the issue at no additional charge to Surgalign;

(f) Except as disclosed in the Disclosure Schedules to the Purchase Agreement, no Open Source Materials, or Software licensed to Licensor by any other Person, is included or embedded in, or required for the Surgalign Parties to use, operate or otherwise exercise their rights with respect to, any Licensed Software;

(g) The licensing terms for the Open Source Materials disclosed in the Disclosure Schedules to the Purchase Agreement do not and will not create or purport to create obligations for Inteneural or Surgalign with respect to any Licensed Intellectual Property or Surgalign Improvements or grant or purport to grant to any third party any rights or immunities under Licensed Intellectual Property or Surgalign Improvements, including using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works or (iii) redistributable at no charge or subject to a limitation on the amount that may be charged; and

(h) With respect to the Open Source Materials and third party Software included or embedded in the Licensed Software (“Third Party Materials”), Surgalign’s rights and Licensor’s obligations under this Agreement with respect to the Licensed Software will apply also to all Third Party Materials, including Surgalign’s rights, and Licensor’s obligations, with respect to indemnification of Surgalign by Licensor under this Agreement (but, for clarity, such indemnification obligations will not extend to any third party Software that: (i) is provided to Surgalign by Licensor as a separate unit of Software on a standalone basis; (ii) is not included or embedded in the Licensed Software by Licensor; and (iii) is not sublicensed by Licensor to Surgalign in writing). Surgalign’s rights, and Licensor’s obligations, will not be restricted or limited in any way by either the provision and use of any Third Party Materials in connection with this Agreement.

For the avoidance of doubt, nothing in this Agreement including this Article 5 shall limit any representation, warranty, or covenant of the Seller or any of the Group Companies in the Purchase Agreement, nor shall anything in this Agreement including this Article 5 limit any right or remedy of the Buyer under the Purchase Agreement.

Section 5.3 Indemnification.

(a) As used in this Section 5.3:

(i) “Claims” means any and all suits, claims, demands, actions and proceedings threatened or brought by third parties.

(ii) “Surgalign Indemnified Parties” means the Surgalign Parties and the Divested Entities (for any periods prior to divestment) and each of its and their Personnel, Service Providers, managing directors, partners, officers, employees, shareholders, successors, assigns, agents and representatives.

(iii) “Losses” means any actual liabilities, damages, costs, losses, obligations and expenses that are incurred in connection with a Claim, including court costs, investigation costs, and reasonable attorneys’ and experts’ fees and expenses.

(b) Licensor shall, at its sole expense, defend, indemnify, and hold harmless the Surgalign Indemnified Parties from and against any and all Claims and Losses to the extent arising from or in connection with or relating to:

(i) Licensor’s actual or alleged breach of this Agreement; or

(ii) any allegation that the Surgalign Parties’ use of or other exercise of rights with respect to the Licensed Intellectual Property infringes or otherwise violates, trespasses or in any manner contravenes, breaches, or constitutes the unauthorized use or misappropriation of, or conflicts with, any Intellectual Property right of any third party.

Section 5.4 Procedure. The applicable indemnified party will give the applicable indemnifying party prompt notice of any demand by the indemnified party for indemnification that is based on a Claim to be indemnified as set forth in Section 5.3(b), as applicable, as well as copies of any papers served on the indemnified party relating to that Claim, but the indemnified party’s failure to provide or delay in providing that notice or those copies will not release the indemnifying party from its obligations under this Article 5, except to the extent the failure or delay materially prejudices the indemnifying party’s ability to defend or settle the Claim. The indemnifying party has the exclusive right to conduct the defense of any Claim and any negotiations for its settlement, except that (a) the indemnifying party may not bind any indemnified party to any agreement without the indemnified party’s prior written consent, which the indemnified party may not unreasonably withhold or delay, (b) the indemnified party will assist the indemnifying party in its defense of any Claim, at the indemnifying party’s request and expense, (c) the indemnified party may participate at its expense in the indemnifying party’s defense of or settlement negotiations for any Claim with counsel of the indemnified party’s own selection, and (d) the indemnified party may, at its option and the indemnifying party’s expense, and on notice to the indemnifying party, conduct the defense of and any settlement negotiations for any Claim in place of the indemnifying party if the indemnifying party fails to promptly defend the Claim as required in this Article 5. The Parties acknowledge that this Article 5 is intended for the benefit of, and to be enforceable by, the Surgalign Indemnified Parties and the Licensor Indemnitees, as applicable.

Section 5.5 Limitation of Liability.

(a) IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT FOR (1) ANY LOST PROFITS OR LOST REVENUE, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR (2) FOR ANY AMOUNTS IN EXCESS OF [**], SUBJECT TO SECTION 5.5(B).

(b) NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS AGREEMENT, INCLUDING SECTION 5.5(A) ABOVE, SHALL LIMIT EITHER PARTY’S LIABILITY (i) HEREUNDER FOR ANY CLAIM RESPECTING DAMAGES ARISING IN RESPECT OF CLAIMS UNDER THE CONFIDENTIALITY PROVISIONS HEREIN, OR THE INDEMNIFICATION PROVISIONS HEREIN, OR FOR ANY DAMAGES RESULTING FROM EITHER PARTY’S FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR INTENTIONAL BREACH, OR FOR ANY CLAIMS FOR PERSONAL INJURY OR DAMAGE TO TANGIBLE PROPERTY OR (ii) UNDER THE TERMS OF THE PURCHASE AGREEMENT.

ARTICLE 6

TERM AND TERMINATION

Section 6.1 Term. This Agreement is effective as of the Effective Date and shall remain in force (a) initially, through the Second Closing Date (the “Initial Term”); and (b) thereafter, if the Second Closing occurs, in perpetuity, in each case unless terminated in accordance with Section 6.2 or 6.3 or by mutual agreement of the parties (such period described in (b) is collectively referred to along with the Initial Term as the “Term”).

Section 6.2 Termination by Surgalign. Without any penalty, liability or fees, Surgalign may terminate this Agreement in its entirety without cause and for its convenience or for any other reason on thirty (30) days prior notice to Licensor (or such shorter period where so directed by any Governmental Authority), provided, however, that termination under this Section 6.2 shall not entitle Surgalign to a refund of any fees or other payments made to Licensor under this Agreement.

Section 6.3 Termination by Licensor.

(a) Licensor may terminate the license granted under the terms of this Agreement by written notice to Surgalign (“Termination Notice”), (i) if the conditions set forth in Section 8.01(a) and Section 8.01(c) (other than the condition set forth in Section 8.01(c)(ii)) of the Purchase Agreement have been satisfied, and (ii) the Second Closing has not occurred solely due to the failure to satisfy the condition set forth in Section 8.01(c)(ii) of the Purchase Agreement, or such later date as may have been mutually agreed by the Parties if the period of time for satisfying the condition in Section 8.01(c)(ii) of the Purchase Agreement has been extended; provided, that (i) Surgalign shall have sixty (60) days upon receipt of the Termination Notice to cure or dispute such termination, and (ii) if Surgalign has not cured the basis of such termination or provided written notice disputing Licensor’s right to terminate the license within the period ending sixty (60) days after Licensor’s receipt of such Termination Notice, this Agreement will terminate at the time specified in the Termination Notice.

(b) Except as expressly set forth in Section 6.2 or 6.3(a) above, this Agreement and the licenses and covenants contained herein shall not be terminable or suspendable, in whole or in part, due to breach by Surgalign or its Affiliates or sublicensees of this Agreement, or any claim relating thereto, it being understood that Licensor shall, subject to the terms and conditions of this Agreement, instead retain the rights to seek damages for any breach hereof and injunctive relief to prevent the unauthorized use of the Licensed Intellectual Property, to the extent permitted by applicable Laws.

Section 6.4 Consequences of Termination and Post-Termination. Following service of a notice pursuant to this Article 6 terminating this Agreement, but prior to the effective date of such termination, each Party shall continue to abide by the terms and conditions of this Agreement, comply fully with its obligations hereunder and shall not in any way hinder or interrupt the performance of this Agreement during any period between the date of the termination notice and the date of actual termination. If this Agreement is terminated by Surgalign for any reason permitted hereunder, Surgalign shall promptly use commercially reasonable efforts to cease using the Licensed Intellectual Property and comply with the requirements of Section 4.7 regarding the return or destruction of Licensor’s Confidential Information. Notwithstanding the foregoing or any other requirements herein, this Agreement does not prohibit the Surgalign Parties from using for any purpose without restriction or obligation in connection with their current or future business any Residual Knowledge resulting from access to or work with Licensor’s Confidential Information or any portions of the Licensed Intellectual Property that were inadvertently retained after such termination (such as snippets of Source Code or Licensed Intellectual Property that was archived in the ordinary course of business).

Section 6.5 Survival. Section 2.5 (Ownership), Article 4 (Confidentiality), Section 5.3 (Indemnification), Section 5.4 (Procedure), Section 5.5 (Limitation of Liability), Section 6.4 (Consequences of Termination and Post-Termination), this Section 6.5 (Survival) and Section 7.11 (No Promotion) shall survive the termination or expiration of this Agreement, together with any other provision of this Agreement (or any exhibit, schedule or attachment hereto) which, by its terms, survives termination or expiration of this Agreement.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Assignment. Neither Party may assign, delegate or otherwise transfer this Agreement or any of its rights, remedies or obligations under this Agreement (including by forward or reverse merger, consolidation, dissolution or operation of Law, and/or whether voluntarily or by a Governmental Authority’s action or order, and/or pursuant to any change of Control, which transactions shall be deemed to be an assignment hereunder) without the other Party’s prior written consent (which that other Party may not unreasonably withhold or delay); except that without Licensor’s consent, Surgalign may assign or otherwise transfer this Agreement or any of Surgalign’s rights or obligations under this Agreement to (i) an Affiliate of Surgalign, or (ii) any entity into or with which any Surgalign Party or the relevant assets or business is merged or consolidated, any Person that acquires a majority of a Surgalign Party’s outstanding voting securities, or that acquires all or substantially all of Surgalign Parties’ or a portion of any of their assets or business (including pursuant to a re-organization of Surgalign’s (or its Affiliate’s or the relevant Surgalign line of business’s) business, or a divestiture, spin-off or sale by Surgalign (or its Affiliate or the relevant Surgalign line of business) of such assets or business). This Agreement binds and inures to the benefit of the Parties and their respective successors and permitted assigns.

Section 7.2 Intentionally Omitted.

Section 7.3 Entire Agreement. This Agreement and the Purchase Agreement (including all Exhibits to this Agreement and to the Purchase Agreement) constitutes the entire agreement, and supersedes any prior or contemporaneous statements or agreements with respect to the subject matter hereof.

Section 7.4 Severability. If a Governmental Authority of competent jurisdiction holds any provision of this Agreement to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the Parties’ original intentions as nearly as possible in accordance with applicable Law(s).

Section 7.5 Amendment. This Agreement may be amended or modified only by a written instrument signed by each Party’s authorized representative referring to this Agreement that explicitly states that the intent of that instrument is to amend or modify this Agreement and is executed in accordance with Section 7.15, but “written instrument” does not include (a) the text of e-mails or similar electronic transmissions, or (b) the terms of any (i) shrink-wrap, click-wrap, browse-wrap or similar agreement between the Parties or (ii) website owned, operated or controlled by either Party.

Section 7.6 Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby will be brought and determined exclusively in the Delaware Court of Chancery of the State of Delaware; provided that if the Delaware Court of Chancery does not have jurisdiction, any such Legal Proceeding will be brought exclusively in the United States District Court for the District of Delaware or any other court of the State of Delaware, and each of the Parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Legal Proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the exercise of personal jurisdiction over that party (including, for the avoidance of doubt, the express and knowing waiver of any claim that the exercise of personal jurisdiction over a party incorporated in a foreign jurisdiction is not permitted under or is incompatible with Delaware or federal law or the United States Constitution), the laying of the venue of any such Legal Proceeding in any such court, or that any such Legal Proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such Legal Proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court, and without regard to any protections or procedures provided by law, treaty or otherwise. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 7.16 will be deemed effective service of process on such Party and expressly waives any objection to the effectiveness of such service under U.S. law or treaty.

Section 7.7 WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.8 Force Majeure. Neither Party shall incur any liability due to failure or delay in performance of any obligation caused by Force Majeure, at least for the duration of the Force Majeure; provided, however, that the affected Party shall promptly notify the other of the existence of the Force Majeure and the effect on its ability to perform its obligations, and that the affected Party undertakes all reasonable efforts to mitigate the impact of the Force Majeure on the other Party. The term “Force Majeure” shall mean and include any act of God, explosion, fire, flood, or any other circumstance of a similar nature beyond the reasonable control of an affected Party (but excluding any act or omission by an Affiliate of such Party). For clarity, a Force Majeure event that affects Licensor will not affect the licenses granted to the Surgalign Parties under this Agreement or Surgalign’s access and use of the Licensed Intellectual Property.

Section 7.9 No Presumption. The Parties acknowledge that the provisions of this Agreement are the language the Parties chose to express their mutual intent and hereby waive any remedy and the applicability of any Law that would require interpretation of any claimed ambiguity, omission or conflict in this Agreement against the Party that drafted it.

Section 7.10 Interpretation. The descriptive headings in this Agreement are used solely for convenience and are not intended to affect its meaning or interpretation. The words “including,” “include,” and “includes” are not limiting and are to be read as if they were followed by the phrase “without limitation.” The word “or” should be interpreted to mean “and/or” except where the context does not so permit. The words “sole discretion” mean, with respect to any determination to be made under this Agreement by a Party, the sole and absolute discretion of that Party, without regard to any standard of reasonableness or other standard by which the determination of that Party might be challenged. The words “reasonable efforts” mean, with respect to a given obligation, the efforts that a reasonable and prudent Person desirous of achieving a result would use in similar circumstances to perform that obligation as promptly as possible consistent with its normal business practices and good-faith business judgment, including the incurrence of reasonable immaterial expenditures or liabilities. Unless stated otherwise, all references to a date or time of day in this Agreement are references to that date or time of day in New York, New York. Each of “shall” and “will” is, unless the context requires otherwise, an expression of command, not merely an expression of future intent or expectation. Singular terms include the plural and vice versa. Reference to one gender includes all genders.

Section 7.11 No Promotion. Licensor agrees that it will not, without the prior written consent of Surgalign in each instance, (i) use in advertising, publicity, marketing or other promotional materials or activities, the name, trade name, trademark, trade device, service mark or symbol, or any abbreviation, contraction or simulation thereof, of Surgalign, its Affiliates or their respective partners or employees, or (ii) represent, directly or indirectly, that any product or any service provided by Licensor has been approved or endorsed by Surgalign.

Section 7.12 Third-Party Beneficiaries. Except to the extent stated otherwise in this Agreement, nothing in this Agreement confers any legal or equitable right, benefit or remedy upon any Person other than the Parties. Surgalign and Licensor specifically acknowledge and agree that it is their intention (i) that all of the Licensed Intellectual Property contemplated by the Agreement be made available to, and used by, the Surgalign Parties, and (ii) that the Surgalign Parties are third party beneficiaries entitled to enforce the terms and conditions of this Agreement.

Section 7.13 No Waiver. A Party’s failure to enforce any provisions of or rights deriving from this Agreement does not waive those provisions or rights, or that Party’s right to enforce those provisions or rights. Except to the extent stated otherwise in this Agreement, each Party’s rights and remedies under this Agreement are cumulative and are in addition to any other rights and remedies available at Law or in equity.

Section 7.14 Specific Performance. Each Party acknowledges that the other Party may be damaged irreparably in the event that this Agreement is not performed by such Party in accordance with its specific terms or is otherwise breached by such Party and that, in addition to any other remedy that a Party may have under law or equity, subject to the limitations set forth in this Agreement, each Party shall be entitled to seek injunctive relief to prevent breaches of the terms of this Agreement and to enforce specifically the terms and provisions hereof that are required to be performed by the other Party.

Section 7.15 Counterparts. The Parties may execute this Agreement in one or more counterparts, each of which when executed is an original counterpart and all of which taken together constitute one and the same Agreement. A Party’s delivery to the other Party of an original counterpart to this Agreement in accordance with this Section 7.15, or as a scanned image (such as a .pdf file) attached to an email to the other Party’s authorized representative, is effective as delivery of that counterpart.

Section 7.16 Notices. All notices, requests, claims and other communications described in or otherwise regarding this Agreement must be in writing and shall be deemed given (a) if delivered by hand, on the date delivered to a Party at its address identified on the signature page of this Agreement or at any other address of which that Party has notified the other Party in accordance with this Section 7.16, or (b) if sent by registered or certified mail, return receipt requested, or by a reputable overnight delivery service, three (3) business days following the date sent to a Party at its address identified on the signature page of this Agreement or at any other address of which that Party has notified the other Party in accordance with this Section 7.16.

Section 7.17 Exclusion of Alternate Terms. This Agreement and the Exhibits hereto contain the exclusive set of terms applicable to the Licensed Intellectual Property, notwithstanding any other set of terms (i) that may be embedded in or displayed by the Licensed Intellectual Property, during or after installation or operation thereof, (ii) to which the Licensed Intellectual Property may refer, (iii) that may accompany or be packaged with the Licensed Intellectual Property, or (iv) that may be presented at any time to either Party or its Personnel or agents orally, online, electronically, whether by click-thru or opt-in, or in writing (the foregoing, collectively, “Other Terms”), whether or not any such Party or its personnel or agent assents to the Other Terms online, electronically or otherwise at any time. Such Other Terms shall be void with respect to the Parties.

Section 7.18 Independent Contractors. The Parties acknowledge that (i) Licensor is, and shall be at all times, an independent contractor hereunder and not an agent of Surgalign; and nothing contained in this Agreement nor any actions taken by or arrangements entered into between them in accordance with the provisions of this Agreement shall be construed as or deemed to create any partnership or joint venture between the Parties; (ii) neither Party shall have any authority to commit the other Party contractually or otherwise to any obligations to third parties; (iii) neither Licensor nor any of its Personnel is an agent, employee, Affiliate, joint venturer or partner of Surgalign; and (iv) neither Surgalign nor any of its Personnel is an agent, employee, Affiliate, joint venturer or partner of Licensor.

[Signature page follows]

The Parties have caused this Agreement to be executed by their respective duly authorized representatives.

INTENEURAL NETWORKS INC.		HOLO SURGICAL INC.

By:	/s/ Krzysztof Siemionow	By:	/s/ Joshua DeRienzis
Name: Krzysztof Siemionow		Name: Joshua DeRienzis
Title:	President	Title:	Vice President & Secretary
Date:	12/30/2021	Date:	12/30/2021

ADDRESSES FOR NOTICES:

If to Inteneural:	If to Surgalign:

Inteneural Networks Inc.

835 S Wolcott Ave

Chicago, IL 60612

Attention: Krzysztof Siemionow, MD, PhD; Pawel Lewicki,
PhD

Email: [***]

with copies to (which copy shall not constitute notice):

Litwin Kach LLP

200 N. LaSalle Street, Suite 1550

Chicago, IL 60601

Attn: Jordan M. Litwin

Email: jordan@litwinkach.com

Holo Surgical Inc.

c/o Surgalign Holdings, Inc.

520 Lake Cook Road, Suite 315

Deerfield, IL 60015

Attention: Joshua DeRienzis

Email: jderienzis@surgalign.com

with copies to (which copy shall not constitute notice):

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attn: Seth Katz and Christopher Hale

Email: skatz@sidley.com and chale@sidley.com

EXHIBIT A

LICENSED SOFTWARE

The “Licensed Software” includes the Sigmund AI platform and all software and technology associated with the Platform, in both source code and object code forms, including without limitation the following items:

•	Artificial intelligence based anatomical segmentation and analytics software platform designed for central nervous system imaging, referred to by Inteneural as Sigmund AI; and

•

Cloud-based application capable of automatically segmenting anatomical structures in a medical image, comparing the identified anatomical structures to a reference database of healthy and diseased anatomy, providing an assessment of the state of the anatomical structures based on the comparison to the reference database, and/or tracking changes in the state of the anatomical structures over time, referred to by Inteneural as CompareMRI.com.